Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

HYCROFT MINING HOLDING CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

Fees	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule		Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities
Fees to Be Paid	—	—	—		—	—	—	—	—
Fees Previously Paid	Equity	Class A Common Stock, par value $0.0001 per share	457	(o)	(1)	(1)	(1)
Fees Previously Paid	Equity	Preferred Stock, par value $0.0001 per share	457	(o)	(1)	(1)	(1)
Fees Previously Paid	Debt	Debt Securities	457	(o)	(1)	(1)	(1)
Fees Previously Paid	Other	Warrants (2)	457	(o)	(1)	(1)	(1)
Fees Previously Paid	Other	Rights (3)	457	(o)	(1)	(1)	(1)
Fees Previously Paid	Other	Depositary Shares (4)	457	(o)	(1)	(1)	(1)
Fees Previously Paid	Other	Stock Purchase Contracts (5)	457	(o)	(1)	(1)	(1)
Fees Previously Paid	Other	Stock Purchase Units (5)	457	(o)	(1)	(1)	(1)
Fees Previously Paid	Other	Units (6)	457	(o)	(1)	(1)	(1)
Fees Previously Paid	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	457	(o)	(1)	(1)	$3,000,000 (1)	0.0001476	$443

Carry Forward Securities
Carry Forward Securities	Equity	Class A Common Stock, par value $0.0001 per share	415	(a)(6)	(7)	—	—			S-3	333-257567	July 13, 2021	—
Carry Forward Securities	Equity	Preferred Stock, par value $0.0001 per share	415	(a)(6)	(7)	—	—			S-3	333-257567	July 13, 2021	—
Carry Forward Securities	Debt	Debt Securities	415	(a)(6)	(7)	—	—			S-3	333-257567	July 13, 2021	—
Carry Forward Securities	Other	Warrants	415	(a)(6)	(7)	—	—			S-3	333-257567	July 13, 2021	—
Carry Forward Securities	Other	Rights	415	(a)(6)	(7)	—	—			S-3	333-257567	July 13, 2021	—
Carry Forward Securities	Other	Depositary Shares	415	(a)(6)	(7)	—	—			S-3	333-257567	July 13, 2021	—
Carry Forward Securities	Other	Stock Purchase Contracts	415	(a)(6)	(7)	—	—			S-3	333-257567	July 13, 2021	—
Carry Forward Securities	Other	Stock Purchase Units	415	(a)(6)	(7)	—	—			S-3	333-257567	July 13, 2021	—
Carry Forward Securities	Other	Units	415	(a)(6)	(7)	—	—			S-3	333-257567	July 13, 2021	—
Carry Forward Securities	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	415	(a)(6)	(7)	—	$347,000,000	—	—	S-3	333-257567	July 13, 2021	$37,858

	Total Offering Amounts						$350,000,000		$443

	Total Fees Previously Paid								$443

	Total Fee Offsets								$—

	Net Fee Due								$—

(1)	Pursuant to Instruction 2.A(iii)(b) of Item 16(b) of Form S-3, this information is not required to be included. An indeterminate amount of the securities of each identified class is being registered as may from time to time be offered under this registration statement at indeterminate prices, along with an indeterminate number of securities that may be issued upon exercise, settlement, exchange or conversion of securities offered or sold under this registration statement, as shall have an aggregate initial offering price up to $3,000,000. Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or pursuant to anti-dilution provisions of any of the securities. Separate consideration may or may not be received for securities that are issuable upon conversion, exercise or exchange of other securities. In addition, the total amount to be registered and the proposed maximum offering price are estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.

(2)	The warrants covered by this registration statement may be warrants for Class A common stock, preferred stock, depositary shares or debt securities. The registrant may offer warrants separately or together with one or more additional warrants, Class A common stock, preferred stock, depositary shares, or debt securities, or any combination of those securities in the form of units.

(3)	The rights may be issued independently or together with any other security and may or may not be transferable.

(4)	Each depositary share will be issued under a deposit agreement, will represent an interest in fractional shares of preferred stock and will be evidenced by a depositary receipt.

(5)	The stock purchase contracts consist of contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of shares of Class A common stock or other securities at a future date or dates. The stock purchase contracts may be issued separately or as a part of stock purchase units consisting of a purchase contract and either shares of Class A common stock, shares of preferred stock, the registrant’s debt securities or debt obligations of third parties, including U.S. Treasury securities, any other security described in the applicable prospectus supplement, or any combination of the foregoing, securing the holder’s obligations to purchase the securities under the share purchase contracts.

(6)	Units may be issued under a unit agreement and will represent an interest in one or more securities registered under this registration statement including shares of Class A common stock or preferred stock, debt securities or warrants, in any combination, which may or may not be separable from one another.

(7)	The $350,000,000 of securities registered hereunder include $347,000,000 of unsold securities (the “Unsold Securities”) registered pursuant to Registration Statement No. 333-257567 filed by the Registrant on June 30, 2021 and declared effective on July 13, 2021 (the “Prior Registration Statement”). Pursuant to Rule 415(a)(6) under the Securities Act, $37,858 of filing fees previously paid in connection with the Unsold Securities will continue to be applied to the Unsold Securities. Pursuant to Rule 415(a)(6), the offering of securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.